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                                                                   Exhibit 10.23


                                   POWER PURCHASE AGREEMENT

                                            BETWEEN

                                  TENNESSEE VALLEY AUTHORITY

                                              AND

                                LSP ENERGY LIMITED PARTNERSHIP

      THIS AGREEMENT is made and entered into as of the 25th day of February, 2000, by and between Tennessee Valley Authority ("TVA") and LSP Energy Limited Partnership ("LSP Energy"). LSP Energy and TVA are also hereinafter sometimes referred to individually as "Party" and collectively as "Parties."

                                    RECITALS

      A. LSP Energy and TVA have entered into Interconnection Agreement 98PAP-236148, dated July 22, 1998 ("Interconnection Agreement"). Capitalized terms that are not defined in this Agreement shall have the meaning set forth in the Interconnection Agreement for the same defined term.

      B. LSP Energy and TVA desire to set forth in this Agreement certain of the terms and conditions which shall govern TVA's purchase of energy during the start-up and test period of the Facility.

                                   AGREEMENTS

      LSP Energy and TVA agree as follows:

      1.    DELIVERY AND PURCHASE OF TEST ENERGY

            1.1 The Facility consists of three generating units. Each generating unit consists of a single combustion turbine generator and steam turbine generator set ("Unit"). LSP Energy shall deliver at the point specified in Section 5, and TVA shall receive and pay for, all electric energy ("Test Energy") generated by each Unit of the Facility during the start-up and test period of such Unit, as designated by LSP Energy at its sole discretion ("Test Period"). During the Test Period for each Unit, by 1100 Central Time, LSP Energy shall provide TVA with an estimate, characterized by hour, of the quantity of Test Energy to be generated by such Unit for the following Day. TVA recognizes that the estimated Test Energy schedule may vary from actual Test Energy delivered due to the inherent uncertainty associated with the start-

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up and testing of new power plants; provided, however, LSP Energy shall use reasonable efforts to minimize variances between the scheduled Test Energy and the delivered Test Energy. LSP Energy shall promptly notify TVA upon the occurrence of any changes to the estimated Test Energy schedule.

            1.2 Subject to the limitations set forth in the Interconnection Agreement, LSP Energy shall have sole discretion to determine the quantity of Test Energy generated during the Test Period, and, except as specified in
Section 1.1, LSP Energy shall have no obligation to schedule, deliver or sell any specific quantity of energy from the Facility to TVA as Test Energy or otherwise. Following termination of the Test Period for a Unit and subject to the limitations set forth in the Interconnection Agreement, LSP Energy shall have the right to sell energy and capacity from such Unit to any other party whether or not LSP Energy is concurrently delivering Test Energy from any other Unit; provided that, pursuant to Section 1.1, LSP Energy may not sell to others any Test Energy.

      2.    TERM AND TERMINATION

            2.1 This Agreement shall become effective as of the Initial Synchronization Date of the first Unit to be tested and shall continue in effect until its expiration at 00:00 hours Central Time on the day following completion of the Test Period for the last Unit to be tested ("Expiration Date"); provided, however, the provisions of this Agreement (excluding Section 5.2, which shall continue to apply to all Units until the Expiration Date) shall cease to apply to any Unit upon completion of the Test Period for such Unit. LSP Energy at its sole discretion shall promptly notify TVA of the completion of the Test Period for each Unit.

      3.    PRICE OF ENERGY

            3.1 The price that TVA shall pay to LSP Energy for Test Energy received by TVA under this Agreement during each clock hour shall be the lower of (a) the then-current price provided for in Part B of TVA's Dispersed Power Price Schedule CSPP (currently $21.29/MWh during onpeak hours, $16.74/MWh during offpeak hours), and (b) the amount calculated by multiplying TVA's decremental system cost during that clock hour by 0.9. The North American Electric Reliability Council definition of onpeak and offpeak periods shall apply.

      4.    BILLING AND PAYMENT

            4.1 The hourly charge to TVA for Test Energy received by TVA during any clock hour shall be equal to the metered Test Energy for the clock hour (determined in accordance with Section 2.3 of the Interconnection Agreement) multiplied by the price of Test Energy during the clock hour (determined in accordance with Section 3.1 of this Agreement). The summation of all hourly charges for Test Energy received by TVA in the Month shall be TVA's monthly charge for Test Energy received by TVA for the Month. TVA will promptly render payment to LSP Energy within 30 Days after the end of the Month during which said Test Energy was received. If the payment date falls on a non-business Day, then the payment shall be due on the next following Business Day. Payments shall be made by electronic transfer to an appropriate account designated by LSP Energy.


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            4.2   In case any portion of any payment is the subject of a bona fide dispute, the undisputed amount shall be payable when due as described in
Section 4.1, and any disputed amount subsequently determined to be owed by TVA to LSP Energy shall be paid promptly after such determination, with interest calculated in accordance with the methodology specified for interest on refunds in FERC's regulations at 18 CFR Section 35.19a(a)(2)(iii) from the date such amount would have been paid in the absence of any dispute.

      5.    POINT OF DELIVERY

            5.1 Test energy provided under this Agreement shall be delivered by LSP Energy to TVA at the Delivery Point specified in the Interconnection Agreement. The Test Energy shall be provided by LSP Energy in accordance with Good Utility Practice. Title to and risk of loss of the Test Energy delivered by LSP Energy shall pass from LSP Energy to TVA upon delivery thereof at the Delivery Point.

            5.2 Until the Expiration Date, all of the Facility Electrical Output for each Unit (including those Units for which the Test Period has been completed prior to the Expiration Date) shall be delivered into the TVA Control Area.

      6.    FORCE MAJEURE

            6.1 Neither Party shall be responsible for, liable for, or deemed in breach of this Agreement for any delay or failure in the performance of its respective obligations under this Agreement (except for obligations to pay money, which shall not be excused due to Force Majeure) to the extent such delay or failure is due solely to circumstances beyond the reasonable control of the Party experiencing such delay or failure (such Party referred to herein as the "Non-Performing Party"), including but not limited to acts of God; labor disturbance; extraordinarily severe weather conditions; war; riots; requirements, actions, or failures to act on the part of governmental authorities preventing or delaying performance; fire; damage to or breakdown of necessary facilities (such causes hereinafter called "Force Majeure"); provided that:

            (i) The Non-Performing Party gives the other Party written notice within two (2) Business Days of the Force Majeure, with details to be supplied within ten (10) Days further describing the particulars of the event; and

            (ii) The suspension of performance is of no greater scope and of no longer duration than is attributable to the Force Majeure; and

            (iii) The Non-Performing Party uses all reasonable efforts to remedy its inability to perform; and

            (iv) When the Non-Performing Party is able to resume performance of its obligations under this Agreement, that Party shall give the other Party written notice to that effect; and


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            (v)   The Force Majeure was not caused by or connected with the
Non-Performing Party's negligent or intentional acts, errors, or omissions, or its failure to comply with any law, rule, regulation, order, or ordinance, or for its breach or default of this Agreement.

      7.    LIMITATION OF LIABILITY

            7.1 Neither Party shall be liable in contract, in tort (including negligence and strict liability), under any warranty, or otherwise to the other Party, its agents, representatives, its affiliated and associated companies, or its assigns, for any special, indirect, incidental, consequential, or punitive damages resulting from either Party's performance or non-performance of an obligation imposed on it by this Agreement.

      8.    LAWS, REGULATIONS, ORDERS, APPROVALS, AND PERMITS

            8.1 This Agreement is made subject to present and future applicable local, state, and Federal laws and to the regulations or orders of any local, state, or Federal regulatory authority having jurisdiction over the matters set forth herein. Performance under this Agreement is conditioned upon securing and retaining such local, state, or Federal approvals, grants, or permits and upon the satisfactory performance of all necessary environmental reviews as may from time to time be necessary with respect to such performance. Each Party shall use its Commercially Reasonable best efforts to secure and retain all such approvals, grants, and permits within such time as will permit it to perform all of its obligations under this Agreement.

      9.    ASSIGNMENTS

            9.1 This Agreement shall be binding upon and shall inure to the benefit of, and may be performed by, the successors and assigns of the Parties, except that no assignment, pledge, or other transfer of this Agreement by either Party shall operate to release the assignor, pledgor, or transferor from any of its obligations under this Agreement unless: (a) the other Party consents in writing to such assignment, pledge, or other transfer, and releases, in writing, the assignor, pledgor, or transferor from any of its obligations under this Agreement, which consent and release shall not be unreasonably withheld; (b) the assignment, pledge, or other transfer is to an affiliate of the assignor, pledgor, or transferor and the assignee, pledgee, or transferee has assumed, in writing, all of the obligations of the assignor, pledgor, or transferor under this Agreement, provided that such assignee, pledgee, or transferee has demonstrated financial capacity at least equal to that of the assignor, pledgor, or transferor; or (c) such assignment or transfer is incident to a merger or consolidation with, or assignment or transfer of all, or substantially all, of the assets of the assignor or transferor to another person, entity, political subdivision, or public corporation that will, as part of such succession, assume all of the obligations of the assignor, pledgor, or transferor under this Agreement, provided that such person, entity, political subdivision, or public corporation has demonstrated financial capacity at least equal to that of the assignor, pledgor, or transferor. TVA hereby consents to LSP Energy's assignment of its right, title, and interest to this Agreement to its project lenders in conjunction with the financing of the Facility, provided that such assignment and consent shall in no way modify the obligations of the Parties under this Agreement.

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            9.2   Except as provided in Section 9, neither Party may assign, pledge, or otherwise transfer its rights under this Agreement to any other entity without the consent of the other Party, which consent shall not be unreasonably withheld.

      10.   NOTICES

            10.1 All notices and communications under this Agreement shall be deemed given to a Party (a) if delivered by hand or sent by overnight courier, on the day of delivery or (b) if sent by registered or certified mail, return receipt requested, on the date of receipt.

                    If to LSP Energy:
                    LSP Energy Limited Partnership
                    c/o LS Power, LLC
                    Two Tower Center, 20th Floor
                    East Brunswick, New Jersey 08816
                    Attention: Michael P. Witzing
                                 Phone: 732-249-6750
                                 Fax: 732-249-7290

                    If to TVA:
                    General Manager, Electric System Operations
                    Tennessee Valley Authority
                    1101 Market Street, MR BA
                    Chattanooga, Tennessee 37402-2801

            The designation of the person to be so notified or the address of such person may be changed at any time and from time to time by either Party by similar notice.

      11.   ACCOUNTS AND RECORDS

            11.1 The Parties shall keep complete and accurate records of their operations under this Agreement and shall maintain such records for a period of at least four years after the expiration of this Agreement. Either Party shall have the right, at its own expense, to examine and inspect upon reasonable notice, through a third-party auditing entity acceptable to both Parties, all such records insofar as may be necessary for the purpose of ascertaining the reasonableness and accuracy of all relevant data, estimates, statements, or charges hereunder. Such records, including cost information, that are indicated to be proprietary and confidential shall not be disclosed to the Party requesting the examination and shall only be made available to the auditing entity on condition that the records and information are not disclosed, except as required by law, to the other Party or others without the express written approval of the Party whose records and cost information are being examined.


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      12.   THIRD-PARTY BENEFICIARIES

            12.1 Except as expressly provided in Section 9.2, nothing in this Agreement, express or implied, shall be construed to create rights in, or to grant remedies to, or delegate any duty, obligation, or undertaking established herein to any third party as a beneficiary to this Agreement.

      13.   CHOICE OF LAW

            13.1 The validity, interpretation, and performance of this Agreement shall be governed by the applicable Federal law of the United States of America, without regard to the laws requiring application of the laws of another jurisdiction.

      14.   MISCELLANEOUS

            14.1 A holding by any court or governmental agency having jurisdiction that any provision of this Agreement is invalid shall not result in invalidation of the entire Agreement, and all remaining terms shall remain in full force and effect.

            14.2 No statement or agreement, oral or written, that was made prior to entering into this Agreement shall vary or modify the written terms of this Agreement, except to the extent stated in Recital A to this Agreement. Neither Party shall claim any amendment to or modification of or release from any provision by mutual agreement unless that agreement is in writing signed by the other Party and which specifically states that it is an amendment to, modification of, or release from this Agreement.

            14.3 The section headings are for convenience only and shall not be interpreted in any way to limit or change the subject matter of this Agreement.

            14.4 This Agreement may be executed in several counterparts, each of which shall be considered an original and all of which shall constitute but one and the same instrument.

            14.5 Each Party warrants and represents to the other on the date of this Agreement that (a) it has the power to enter into and perform its obligations under this Agreement; (b) entering into and performing this Agreement does not violate or conflict with its charter, bylaws, licenses, consents, regulatory approvals, or comparable governing documents, any law applicable to it, any order or judgment of any court or other agency of government applicable to it, or any agreement to which it is a party; and (c) the Parties and the individuals and entities signing this Agreement on their behalf warrant that they have the necessary power and authority to execute this Agreement and thereby bind the respective Parties.

            14.6 A waiver by either Party of any one or more defaults by the other in the performance of any of the provisions of this Agreement shall not be construed as a waiver of any other default or defaults, whether of a like kind or different nature.


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      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their respective duly authorized representatives.

                                   LSP ENERGY LIMITED PARTNERSHIP
                                   BY: LSP ENERGY, INC., its general partner


                                   By: /s/ Michael P. Witzing
                                       -----------------------------------------
                                   Name:   Michael P. Witzing
                                         ---------------------------------------
                                   Title:  Vice President
                                          --------------------------------------


                                   TENNESSEE VALLEY AUTHORITY

                                   By: /s/ Terry Boston
                                       -----------------------------------------
                                       Terry Boston
                                       Executive Vice President
                                       Transmission/Power Supply Group


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